FINANCE OF AMERICA REPORTS FIRST QUARTER 2026 RESULTS
– $1.93 in basic earnings per share or $35 million of net income for the quarter –
– $1.10 in adjusted earnings per share(1) or $26 million of adjusted net income(1) for the quarter, and outpacing consensus estimates –
– $44 million of Adjusted EBITDA(1) for the quarter –

Plano, Texas (May 5, 2026): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, reported financial results for the quarter ended March 31, 2026.

First Quarter 2026 Highlights(2)
•Funded volume of $596 million for the quarter, representing a 6% increase year over year, with volumes accelerating in March.
•$1.93 in basic earnings per share or $35 million of net income for the quarter. These results benefitted from growing funded volume, strong operating margin, and a modest fair value gain on our portfolio.
•$1.10 in adjusted earnings per share(1) or $26 million of adjusted net income(1) during the quarter, driven by improved origination gains, improved operating leverage, and increased capital markets activity, exceeding consensus estimates.
•Total equity increased to $438 million. Tangible equity(1) grew to $268 million, or $14.82 per share(1).
•Completed the repurchase of Blackstone’s equity interest in Finance of America as of February 2026.
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) The financial information presented in the highlights is for the Company’s continuing operations.

Graham A. Fleming, Chief Executive Officer commented, “The first quarter of 2026 was an outstanding quarter, with operational momentum in originations driving an acceleration in volumes and steady improvement in our financial results, liquidity, and capital position. Our focus is on translating that momentum into consistent, repeatable growth through the rest of 2026 and in the years ahead.”

(unaudited)
First Quarter Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)
	Q1'26	Q4'25	Q1'26 vs Q4'25	Q1'25	Q1'26 vs Q1'25
Funded volume	$596	$619	(4)%	$561	6%
Total revenues	120	74	62%	166	(28)%
Total expenses and other, net	84	96	(13)%	84	—%
Pre-tax income (loss) from continuing operations	36	(22)	264%	82	(56)%
Net income (loss) from continuing operations	35	(21)	267%	80	(56)%
Adjusted net income(1)	26	14	86%	13	100%
Adjusted EBITDA(1)	44	28	57%	29	52%
Basic earnings (loss) per share	$1.93	$(1.30)	248%	$3.17	(39)%
Diluted earnings (loss) per share(2)	$0.88	$(1.30)	168%	$2.56	(66)%
Adjusted earnings per share(1)	$1.10	$0.69	59%	$0.52	112%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)(1)	March 31,	December 31,	Variance (%)	March 31,	Variance (%)
	2026	2025	Q1'26 vs Q4'25	2025	Q1'26 vs Q1'25
Cash and cash equivalents	$108	$90	20%	$52	108%
Securitized loans held for investment (HMBS & nonrecourse)	30,090	29,162	3%	28,439	6%
Total assets	31,328	30,733	2%	29,689	6%
Total liabilities	30,890	30,338	2%	29,294	5%
Total equity	438	396	11%	395	11%
Tangible equity(2)	268	216	24%	187	43%

•As of March 31, 2026, the Company held $108 million in cash and cash equivalents, a 108% increase from March 31, 2025, reflecting strong cashflow from originations and capital markets activities.
•For the quarter, total equity increased to $438 million as of March 31, 2026, driven by strong profitability.
•Tangible equity(2) increased to $268 million as of March 31, 2026, an increase of 43% from March 31, 2025.

(1) Numbers may not foot due to rounding.
(2) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.

(unaudited)

Segment Results

Retirement Solutions
The Retirement Solutions segment generates revenue from fees earned at the time of loan origination as well as from the initial estimate of net origination gains, with all originated loans accounted for at fair value.

			Variance (%)		Variance (%)
($ amounts in millions)	Q1'26	Q4'25	Q1'26 vs Q4'25	Q1'25	Q1'26 vs Q1'25
Funded volume	$596	$619	(4)%	$561	6%
Total revenue	67	71	(6)%	52	29%
Pre-tax income	10	15	(33)%	3	233%
Adjusted net income(1)	14	18	(22)%	9	56%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•For the quarter, funded volume increased 6% to $596 million compared to $561 million in first quarter 2025, reflecting continued demand for home equity solutions.
•Total revenue increased by 29% year over year to $67 million, as revenue margins improved due to tighter spreads.
•Profitability increased significantly as operating leverage improved with scale. Pre-tax income increased to $10 million from $3 million in first quarter 2025, a 233% improvement, while adjusted net income increased to $14 million from $9 million in first quarter 2025, a 56% improvement.

Portfolio Management
The Portfolio Management segment primarily generates revenue in the form of net interest income and fair value changes on our portfolio assets, monetized through securitization, sale, or other financing of those assets.

			Variance (%)		Variance (%)
($ amounts in millions)	Q1'26	Q4'25	Q1'26 vs Q4'25	Q1'25	Q1'26 vs Q1'25
Assets under management	$31,052	$30,459	2%	$29,418	6%
Assets excluding HMBS and nonrecourse obligations	1,513	1,810	(16)%	1,664	(9)%
Total revenue	66	16	313%	129	(49)%
Pre-tax income (loss)	36	(4)	1000%	105	(66)%
Adjusted net income(1)	28	11	155%	20	40%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
•Pre-tax income decreased 66% year over year to $36 million, reflecting smaller positive fair value adjustments on retained interests in securitizations, partially offset by higher accreted yield on the Company’s residual interests.
•Adjusted net income increased 40% to $28 million compared to $20 million in first quarter 2025, reflecting improved portfolio economics and higher accreted yield.

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Financial Condition (in thousands, except share data) (unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$107,656	$89,503
Restricted cash	268,950	235,143
Loans held for investment, subject to HMBS related obligations, at fair value	19,321,265	19,135,403
Loans held for investment, subject to nonrecourse debt, at fair value	10,769,209	10,026,177
Loans held for investment, at fair value	454,245	870,081
Intangible assets, net	170,318	179,615
Other assets, net (includes $119,654 and $76,146 at fair value)	236,496	197,376
TOTAL ASSETS	$31,328,139	$30,733,298

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$19,087,650	$18,912,226
Nonrecourse debt, at fair value	10,450,834	9,736,493
Other financing lines of credit	899,338	1,187,699
Notes payable (includes $36,889 and $53,800 at fair value, and includes amounts due to related parties of $87,126 as of both March 31, 2026 and December 31, 2025)	317,811	329,929
Payables and other liabilities (includes $4,524 and $12,547 at fair value)	134,392	130,729
Repurchase agreement obligation, at fair value	—	40,595
TOTAL LIABILITIES	30,890,025	30,337,671

EQUITY
Preferred Stock, $0.0001 par value; 600,000,000 shares authorized; 50,000 shares issued and outstanding as of both March 31, 2026 and December 31, 2025	—	—
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 8,977,781 and 9,921,336 shares issued, and 8,551,931 and 7,899,344 shares outstanding	1	1
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 12 and 14 shares issued, and 12 shares outstanding as of both March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	984,134	977,816
Accumulated deficit	(636,153)	(653,660)
Accumulated other comprehensive loss	(285)	(285)
Noncontrolling interest	90,417	71,755
TOTAL EQUITY	438,114	395,627
TOTAL LIABILITIES AND EQUITY	$31,328,139	$30,733,298

Finance of America Companies Inc. Selected Financial Information Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited)

	Q1'26	Q4'25	Q1'25
PORTFOLIO INTEREST INCOME
Interest income	$467,603	$475,436	$480,602
Interest expense	(401,333)	(422,676)	(410,167)
NET PORTFOLIO INTEREST INCOME	66,270	52,760	70,435

OTHER INCOME (EXPENSE)
Net origination gains	60,887	64,039	46,038
Gains on securitization of HECM tails, net	11,667	12,375	10,481
Fair value changes from model amortization	(32,020)	(35,951)	(40,956)
Fair value changes from market inputs or model assumptions	19,924	(14,367)	88,263
Net fair value changes on loans and related obligations	60,458	26,096	103,826
Fee income	6,112	7,596	6,346
Non-funding interest expense, net	(12,698)	(12,939)	(14,912)
NET OTHER INCOME (EXPENSE)	53,872	20,753	95,260

TOTAL REVENUES	120,142	73,513	165,695

EXPENSES
Salaries, benefits, and related expenses	42,604	37,621	33,930
Loan production and portfolio related expenses	17,666	7,984	11,330
Loan servicing expenses	7,446	7,728	7,741
Marketing and advertising expenses	13,339	14,381	10,731
Amortization and depreciation	9,852	9,640	9,658
General and administrative expenses	14,459	12,154	12,979
TOTAL EXPENSES	105,366	89,508	86,369
OTHER, NET	21,481	(6,001)	2,367
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	36,257	(21,996)	81,693
Provision (benefit) for income taxes from continuing operations	1,093	(686)	1,943
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	35,164	(21,310)	79,750
NET LOSS FROM DISCONTINUED OPERATIONS	—	(617)	(4,750)
NET INCOME (LOSS)	35,164	(21,927)	75,000
Noncontrolling interest	17,657	(11,545)	44,791
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	17,507	(10,382)	30,209
Preferred Stock dividends	1,125	196	—
NET INCOME (LOSS) ATTRIBUTABLE TO HOLDERS OF CLASS A COMMON STOCK	$16,382	$(10,578)	$30,209

EARNINGS (LOSS) PER SHARE
Basic weighted average shares outstanding	8,500,966	7,894,417	10,177,266
Basic earnings (loss) per share from continuing operations	$1.93	$(1.30)	$3.17
Basic earnings (loss) per share	$1.93	$(1.34)	$2.97
Diluted weighted average shares outstanding	19,237,695	7,894,417	30,167,024
Diluted earnings (loss) per share from continuing operations	$0.88	$(1.30)	$2.56
Diluted earnings (loss) per share	$0.88	$(1.34)	$2.43

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q1'26	Q4'25	Q1'25
Reconciliation of net income (loss) from continuing operations to adjusted net income and adjusted EBITDA
Net income (loss) from continuing operations	$35	$(21)	$80
Add back: Benefit (provision) for income taxes	(1)	1	(2)
Net income (loss) from continuing operations before taxes	36	(22)	82
Adjustments for:
Changes in fair value(2)	(15)	29	(76)
Amortization of intangible assets	9	9	9
Equity-based compensation(3)	3	3	2
Certain non-recurring costs(4)	1	1	—
Adjusted net income before taxes	35	20	18
Provision for income taxes(5)	(9)	(5)	(5)
Adjusted net income	26	14	13
Provision for income taxes(5)	9	5	5
Depreciation	1	—	—
Interest expense on non-funding debt	8	8	11
Adjusted EBITDA	$44	$28	$29

($ amounts in millions except shares and $ per share)	Q1'26	Q4'25	Q1'25
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to holders of Class A Common Stock	$16	$(10)	$32
Weighted average outstanding share count	8,500,966	7,894,417	10,177,266
Basic earnings (loss) per share from continuing operations	$1.93	$(1.30)	$3.17
If-converted method net income (loss) from continuing operations	$17	$(10)	$77
Weighted average diluted share count	19,237,695	7,894,417	30,167,024
Diluted earnings (loss) per share from continuing operations(6)	$0.88	$(1.30)	$2.56

NON-GAAP PER SHARE MEASURES
Adjusted net income	$26	$14	$13
Exchangeable secured notes interest expense(7)	3	3	3
Total	$29	$17	$16
Weighted average share count	26,004,194	24,795,846	30,167,024
Adjusted earnings per share	$1.10	$0.69	$0.52

(unaudited)

($ amounts in millions except shares and $ per share)(1)	March 31, 2026	December 31, 2025	March 31, 2025
Total equity	$438	$396	$395
Less: Intangible assets, net	170	180	208
Tangible equity	$268	$216	$187
Class A Common Stock outstanding	8,551,931	7,899,344	10,711,674
Class A LLC Units (if-converted to Class A Common Stock)	8,088,934	8,381,821	13,219,379
Preferred Stock (if-converted to Class A Common Stock)	1,428,571	1,428,571	—
Adjusted Class A Common Stock outstanding	18,069,436	17,709,736	23,931,053
Tangible equity per share	$14.82	$12.20	$7.83

(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
(3) Includes all equity-based compensation.
(4) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(5) Income tax provision adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income before taxes.
(6) Calculated using the treasury stock, if-converted, or two-class method, except when anti-dilutive.
(7) Represents interest expense on our exchangeable secured notes, excluding the amortization of the discount on the exchangeable secured notes. The adjustment is presented net of the related income tax benefit, calculated using our effective combined federal and state corporate tax rate, if dilutive for adjusted earnings per share.

(unaudited)
Adjusted Net Income (Loss) by Segment (Continuing Operations)

For the three months ended March 31, 2026
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$10	$36	$(10)	$36
Adjustments for:
Changes in fair value(2)	—	2	(17)	(15)
Amortization of intangible assets	9	—	—	9
Equity-based compensation(3)	—	—	3	3
Certain non-recurring costs(4)	—	—	1	1
Adjusted net income (loss) before taxes	$20	$39	$(23)	$35
Benefit (provision) for income taxes(5)	(5)	(10)	6	(9)
Adjusted net income (loss)	$14	$28	$(17)	$26
Exchangeable secured notes interest expense(6)	—	—	3	3
Total	$14	$28	$(14)	$29
Weighted average share count	26,004,194	26,004,194	26,004,194	26,004,194
Adjusted earnings (loss) per share	$0.56	$1.09	$(0.55)	$1.10

For the three months ended December 31, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$15	$(4)	$(33)	$(22)
Adjustments for:
Changes in fair value(2)	—	18	11	29
Amortization of intangible assets	9	—	—	9
Equity-based compensation(3)	—	—	2	3
Certain non-recurring costs(4)	—	—	—	1
Adjusted net income (loss) before taxes	$25	$14	$(20)	$20
Benefit (provision) for income taxes(5)	(7)	(4)	5	(5)
Adjusted net income (loss)	$18	$11	$(15)	$14
Exchangeable secured notes interest expense(6)	—	—	3	3
Total	$18	$11	$(12)	$17
Weighted average share count	24,795,846	24,795,846	24,795,846	24,795,846
Adjusted earnings (loss) per share	$0.74	$0.43	$(0.48)	$0.69

(unaudited)

For the three months ended March 31, 2025
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$3	$105	$(27)	$82
Adjustments for:
Changes in fair value(2)	—	(78)	2	(76)
Amortization of intangible assets	9	—	—	9
Equity-based compensation(3)	—	—	2	2
Adjusted net income (loss) before taxes	$13	$28	$(23)	$18
Benefit (provision) for income taxes(5)	(4)	(7)	6	(5)
Adjusted net income (loss)	$9	$20	$(17)	$13
Exchangeable secured notes interest expense(6)	—	—	3	3
Total	$9	$20	$(14)	$16
Weighted average share count	30,167,024	30,167,024	30,167,024	30,167,024
Adjusted earnings (loss) per share	$0.31	$0.68	$(0.47)	$0.52
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
(3) Includes all equity-based compensation.
(4) Reflects certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(5) Income tax benefit (provision) adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income (loss) before taxes.
(6) Represents interest expense on our exchangeable secured notes, excluding the amortization of the discount on the exchangeable secured notes. The adjustment is presented net of the related income tax benefit, calculated using our effective combined federal and state corporate tax rate, if dilutive for adjusted earnings (loss) per share.

Webcast and Conference Call
Management will host a webcast and conference call on Tuesday, May 5th at 5:00 pm Eastern Time to discuss the Company’s results for the first quarter ended March 31, 2026. A copy of this press release and an accompanying investor presentation will be posted prior to the call under the “Investors” section on Finance of America’s investor-oriented website at https://ir.financeofamericacompanies.com/.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company’s investor-oriented website at https://ir.financeofamericacompanies.com/. The conference call can also be accessed by dialing the following:
•1-833-461-5787 (North America)
•1-585-542-9983 (International)
•Meeting ID: 720965831

Replay
A replay of the webcast will be available on the Company’s investor-oriented website approximately two hours after the conclusion of the conference call and will remain available for a limited time. To access the replay, please visit the “Investors” section of the Company’s website at https://ir.financeofamericacompanies.com/.

About Finance of America
Finance of America (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, Finance of America offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. Finance of America is headquartered in Plano, Texas. For more information, please visit Finance of America’s investor-oriented website at www.financeofamericacompanies.com and Finance of America’s consumer-oriented website at www.financeofamerica.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States of America (“U.S.”) Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including those risks described below. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to, those factors indicated in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026, for further information on risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted net income (loss), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings (loss) per share, tangible equity, and tangible equity per share.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, tangible equity, and tangible equity per share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, adjusted net income (loss), adjusted EBITDA, adjusted earnings (loss) per share, tangible equity, and tangible equity per share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our condensed consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.

Adjusted Net Income (Loss)
We define adjusted net income (loss) as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
3.Amortization of intangible assets.
4.Equity-based compensation.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Income tax provision or benefit adjustments to apply an effective combined federal and state corporate tax rate to adjusted net income (loss) before income taxes.
Management considers adjusted net income (loss) important in evaluating our Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted net income (loss) is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted net income (loss) provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted net income (loss) may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted EBITDA
We define adjusted EBITDA as net income (loss) from continuing operations adjusted for:
1.Income taxes
2.Changes in fair value of loans, retained bonds, and related obligations due to market inputs or model assumptions, deferred purchase price liabilities, and convertible notes, and amortization of the discount on senior notes resulting from the fair value measurement at issuance.
3.Amortization of intangible assets.
4.Equity-based compensation.
5.Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
6.Depreciation
7.Interest expense on non-funding debt, excluding amortization of the discount on senior notes resulting from the fair value measurement at issuance.
Management considers adjusted EBITDA important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Adjusted EBITDA provides visibility to the underlying operating performance by excluding the impact of certain items that management does not believe are representative of our core earnings. Adjusted EBITDA may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our operating performance.
Adjusted Earnings (Loss) Per Share
We define adjusted earnings (loss) per share as adjusted net income (loss) (defined above) plus interest expense on the exchangeable senior secured notes, net of a tax effect, if dilutive for adjusted earnings (loss) per share, divided by the weighted average shares outstanding, which includes outstanding Class A Common Stock plus the Class A Units of Finance of America Equity Capital owned by the noncontrolling interest on an if-converted basis, the exchange of the exchangeable senior secured notes on an if-converted basis if they are dilutive for adjusted earnings (loss) per share, the conversion of the convertible notes on an if-converted basis, the conversion of the preferred stock on an if-converted basis, and any shares under the treasury stock method.
Management considers adjusted earnings (loss) per share important in evaluating the Company as a whole. This supplemental metric is utilized by our management team to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use this measure when analyzing our operating performance and comparability to peers. Adjusted earnings (loss) per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
A reconciliation of our forward-looking adjusted earnings per share outlook to U.S. GAAP earnings per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusted items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future U.S. GAAP financial results.
Tangible Equity
We define tangible equity as total equity less intangible assets, net. Management uses this metric to evaluate the Company’s capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business. Tangible equity is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity provides visibility to the underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.
Tangible Equity Per Share
We define tangible equity per share as tangible equity (defined above) divided by the adjusted Class A Common Stock outstanding, which is equal to the sum of shares of Class A Common Stock outstanding at quarter end, Class A LLC units if-converted to Class A Common Stock at quarter end, and Preferred Stock if-converted to Class A Common Stock at quarter end. Management uses this metric to evaluate the Company’s total capital strength exclusive of intangible assets. We believe this measure is useful to analysts, investors, and creditors as it provides additional insight into the underlying equity position of the business. Tangible equity per share is not a presentation made in accordance with U.S. GAAP, and our definition and use of this measure may vary from other companies in our industry.
Tangible equity per share provides visibility to the total underlying capital position by excluding the impact of certain items that management does not believe are representative of our core equity base. Tangible equity per share may also include other adjustments, as applicable, based upon facts and circumstances, consistent with our intent of providing a supplemental means of evaluating our financial strength.

Contacts
For Finance of America Media Relations: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com